                                                                                                                                          Exhibit 4(a)

JEFFERSON COUNTY, ARKANSAS

and

SIMMONS FIRST TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

TRUST INDENTURE

Dated as of January 1, 2013

Relating to $54,700,000 Pollution Control
Revenue Refunding Bonds
(Entergy Arkansas, Inc. Project)
Series 2013

THIS TRUST INDENTURE, dated as of January 1, 2013, by and between JEFFERSON COUNTY, ARKANSAS, a political subdivision under the Constitution and laws of the State of Arkansas (the "Issuer"), and SIMMONS FIRST TRUST COMPANY, NATIONAL ASSOCIATION, a trust company duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, as Trustee (the "Trustee").

RECITALS

WHEREAS, the Issuer is authorized and empowered under the laws of the State of Arkansas, including particularly the provisions of Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the "Act"), to issue revenue bonds and to expend the proceeds thereof to finance and refinance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has heretofore issued $54,700,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2006 (the “Prior Bonds”), pursuant to a Trust Indenture dated as of June 1, 2006, by and between the Issuer and Simmons First Trust Company, National Association, as trustee thereunder (the “Prior Trustee”); and

WHEREAS, the Prior Bonds were issued to refinance the cost of acquiring, constructing and equipping an undivided interest (the "Project") in certain pollution control and sewage and solid waste disposal facilities (the "Facilities") at the White Bluff Steam Electric Generating Station (the "Plant") of Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), a corporation authorized and existing under the laws of the State of Arkansas (the "Company"), and others located within the boundaries of the Issuer near Redfield, Arkansas; and

WHEREAS, there is currently outstanding $54,700,000 in aggregate principal amount of the Prior Bonds; and

WHEREAS, the Issuer and the Company have entered into a Loan Agreement, dated as of January 1, 2013 (the "Agreement"), providing that, for the purposes therein set forth, the Issuer will issue and sell its Bonds (as hereinafter defined) in one or more series; that the Issuer will loan the proceeds of the Bonds to the Company; and that to evidence any Loan (as hereinafter defined) the Company will execute and deliver, concurrently with the issuance of each series of Bonds, a non-negotiable promissory note in a like principal amount bearing interest at the same stated rate or rates of interest as such series of Bonds; and

WHEREAS, the execution and delivery of this Indenture and the Agreement have been in all respects duly and validly authorized by an order or orders duly entered by the County Court of the Issuer; and

WHEREAS, in order to provide funds to currently refund all of the outstanding Prior Bonds, the Issuer has duly authorized the issuance and sale of its Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2013 (hereinafter sometimes called the "Series 2013 Bonds"), in the aggregate principal amount of $54,700,000; and

WHEREAS, to evidence in part its payment obligations under the Agreement for the Series 2013 Bonds, the Company will deliver to the Trustee the First Mortgage Bonds (as hereinafter defined), in accordance with Section 3.5 of the Agreement; and

WHEREAS, the Issuer has determined that the Series 2013 Bonds and the certificate of authentication by the Trustee and the certificate of registration and validation to be endorsed on all the Series 2013 Bonds shall be, respectively, substantially in the following forms, with such variations, omissions and insertions as are required or permitted by this Indenture:

[FORM OF BOND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                                                                $54,700,000

Date: January 9, 2013                                                                       CUSIP: ______ __ _

UNITED STATES OF AMERICA
STATE OF ARKANSAS
JEFFERSON COUNTY, ARKANSAS
POLLUTION CONTROL REVENUE REFUNDING BOND
(Entergy Arkansas, Inc. Project)
Series 2013

JEFFERSON COUNTY, ARKANSAS (herein called the "Issuer"), a political subdivision under the Constitution and laws of the State of Arkansas, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to Cede & Co. or registered assigns or legal representative, on the 1st day of October, 2017 (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the principal corporate trust office of the Trustee (hereinafter mentioned), the principal sum of Fifty-Four Million Seven Hundred Thousand & No/100ths Dollars ($54,700,000) in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and to pay, solely from said special fund, to the registered owner hereof by check or draft mailed to the registered owner at his address as it appears on the bond registration, subject to the penultimate paragraph of this Bond, books of the Issuer, interest (calculated on the basis of a year of 360 days and twelve 30-day months) on said principal sum from the latest semiannual interest payment date to which interest has been paid on Bonds of this series preceding the date hereof, unless the date hereof is an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to April 1, 2013, in which case from the date hereof, at the rate of One and Fifty-Five One-Hundredths percent (1.55%) per annum until payment of said principal sum, such interest being payable semiannually on the 1st days of April and October (commencing April 1, 2013) in each year in like coin or currency.

The interest payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture (hereinafter mentioned), be paid to the person in whose name this Bond is registered at the close of business on the record date, which shall be the March 15 or September 15, as the case may be, immediately preceding such interest payment date.

The Issuer is a political subdivision validly existing pursuant to the Constitution and laws of the State of Arkansas.  The Bonds (hereinafter mentioned) are authorized to be issued for purposes for which bonds are authorized to be issued under the provisions of Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the "Act").  This Bond and the interest hereon shall not be deemed to constitute a debt, liability or obligation of the Issuer or the State of Arkansas or any political subdivision thereof, or a pledge of the faith and credit of the Issuer or the State of Arkansas or any political subdivision thereof, but this Bond shall be payable solely from the revenues and proceeds provided therefor as hereinafter described and the Issuer is not obligated to pay this Bond or the interest hereon except from the revenues and proceeds pledged therefor and neither the faith and credit nor the taxing power of the Issuer or the State of Arkansas or any political subdivision thereof is pledged to the payment of the principal of or interest on this Bond.  No covenant or agreement contained in this Bond shall be deemed to be a covenant or agreement of any officer, agent or employee of the Issuer in his individual capacity and no member of the governing body of the Issuer nor any officer of the Issuer executing this Bond shall be liable personally on this Bond or be subject to any personal liability in connection with the issuance of this Bond.  The Bonds do not constitute an indebtedness of the Issuer within the meaning of any constitutional or statutory limitation.

This Bond is one of a duly authorized series of revenue refunding bonds of the Issuer known as "Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2013" (the “Series 2013 Bonds”), issued for the purpose of currently refunding all of the $54,700,000 (outstanding principal amount) Jefferson County, Arkansas Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2006 (the “Prior Bonds”).  The Prior Bonds were originally issued in order to refinance the cost of the acquisition, construction and equipping of an undivided interest in certain pollution control and sewage and solid waste disposal facilities (the “Facilities”) at the White Bluff Steam Electric Generating Station in Jefferson County, Arkansas (the "Plant").

The Bonds of this series are initially authorized to be issued in the aggregate of Fifty-Four Million Seven Hundred Thousand & No/100ths Dollars ($54,700,000) in principal amount.  The Indenture provides for the issuance, under the conditions, limitations and restrictions therein set forth, of additional Bonds for the purpose of refunding Bonds of any series issued under the Indenture.

The Bonds of this series and all such additional Bonds (herein called collectively the "Bonds") are issued or are to be issued under and pursuant to a trust indenture (said trust indenture, together with all trust indentures supplemental thereto as therein permitted, being herein called the "Indenture"), dated as of January 1, 2013, by and between the Issuer and Simmons First Trust Company, National Association, as Trustee (said trustee and any successor trustee under the Indenture being herein called the "Trustee"), an executed counterpart of which Indenture is on file at the principal corporate trust office of the Trustee in Pine Bluff, Arkansas.  Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of Bonds issued under the Indenture, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and of the Trustee, the rights of the holders of the Bonds and the terms and conditions pursuant to which the Indenture and the Agreement (hereinafter mentioned) may be amended, and, by the acceptance of this Bond, the holder hereof assents to all of the provisions of the Indenture.

This Bond is issued and the Indenture was made and entered into under and pursuant to the Constitution and laws of the State of Arkansas, and particularly the Act, and under and pursuant to orders duly adopted by the County Court of the Issuer.

The Issuer has entered into a Loan Agreement, dated as of January 1, 2013 (herein called the "Agreement"), with Entergy Arkansas, Inc., a corporation organized and existing under the laws of the State of Arkansas and formerly known as Arkansas Power and Light Company (herein called the "Company"), under the provisions of which the Issuer has loaned the proceeds of the Bonds of this series to the Company and has agreed to loan the proceeds of any additional series of Bonds to the Company (herein called the "Loan").  In order to evidence the Loan and the Company's repayment obligation, the Company has executed and delivered its non-negotiable promissory note and has agreed to issue additional such notes concurrently with the issuance of any additional series of Bonds (herein called the "Notes").  The Notes provide for the repayment by the Company of the Loan, including interest thereon, in installments sufficient to pay the principal of and interest on the Bonds as the same shall become due and payable.  The Notes provide that the amounts so to be paid thereunder shall be paid directly to the Trustee as assignee of the Issuer; such payments are to be deposited to the credit of the Bond Fund as defined in and created under the Indenture which special fund is pledged to and charged with the payment of the principal of and interest on all Bonds issued under the Indenture and such amounts so to be paid thereunder have been duly pledged and assigned for that purpose.  In addition, certain other rights of the Issuer under the Agreement have been assigned to the Trustee to secure payment of such principal and interest under the Indenture.

In addition to the Notes, the Company has issued and delivered its First Mortgage Bonds under Section 3.5 of the Agreement, to evidence in part its payment obligations set forth in the Agreement relating to the Bonds of this series, which First Mortgage Bonds have been registered in the name of, and are held by, the Trustee under the Indenture.

The Bonds are issuable as fully registered Bonds without coupons in denominations of $5,000 or any integral multiple thereof.  At the principal corporate trust office of the Trustee, in the manner and subject to the limitations, conditions and charges provided in the Indenture, Bonds may be exchanged for an equal aggregate principal amount of Bonds of the same maturity, of authorized denominations and bearing interest at the same rate.

The Bonds of this series are subject to optional redemption by the Issuer in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to the redemption date in the event the Trustee and the Issuer shall have received written notice from the Company, pursuant to Section 4.9 of the Agreement, of its determination of the occurrence of certain events specified in Section 3.02(a) or (b) of the Indenture.

The Bonds of this series are also subject to optional redemption by the Issuer, at the written direction of the Company pursuant to Section 4.9 of the Agreement, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to the redemption date, if the Company shall have consolidated with or merged with or into another corporation, or a limited liability company, partnership or trust, or sold or otherwise transferred all or substantially all of its assets.

The Bonds of this series are also subject to optional redemption by the Issuer, at the written direction of the Company, pursuant to Section 4.9 of the Agreement, in whole or in part (but if in part by lot or in such other random manner as the Trustee in its discretion may determine), at any time, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to the redemption date, if the Company delivers to the Trustee a written certificate (a) to the effect that (i) by reason of a change in use of the Facilities or any portion or portions thereof, the Company has been unable, after reasonable effort and absent such redemption or a defeasance of the Bonds, to obtain an opinion of nationally recognized counsel experienced on the subject of municipal bonds to the effect that a court, in a properly presented case, should decide that (A) Section 150 of the Internal Revenue Code of 1986, as amended (the "1986 Code") (or successor provision of similar import), does not prevent that portion of the Loan payable under the Agreement and attributable to interest on the Bonds of this series from being deductible by the Company for federal income tax purposes, or (B) the compliance by the Company with the provisions of Treasury Department Regulations Section 1.142-2 (or successor provision of similar import) does not prevent interest on the Bonds of this series from being excludable from gross income (other than for an owner who is a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended (the “1954 Code”)), or (ii) the Company has abandoned (or has been determined by the Internal Revenue Service to have abandoned) its interest in the Facilities, (b) specifying that as a result of its inability to obtain such opinion of nationally recognized counsel experienced on the subject of municipal bonds or such abandonment, the Company has elected to prepay amounts due under the Agreement equal to the redemption price of the Bonds of this series (or portion thereof) to be so redeemed, and (c) specifying the principal amount of the Bonds of this series which the Company has determined to be the minimum necessary to be so redeemed in order for the Company to retain its rights to such interest deductions and the interest payable on the Bonds of this series to retain its excludability from gross income under Section 103 of the 1954 Code (other than for an owner who is a “substantial user” of the Facilities or a “related person” as those terms are used and defined in the 1954 Code) (which principal amount of the Bonds of this series will be so redeemed).

The Bonds of this series are subject to mandatory redemption, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, or receipt by the Company of an opinion of nationally recognized counsel experienced on the subject of municipal bonds rendered at the request of the Company, to the effect that, as a result of a failure by the Company to observe any covenant, agreement or representation contained in the Agreement or the Issuer to observe any covenant, agreement or representation in the Indenture, the interest payable on such Bonds is not excludable for federal income tax purposes from the gross income of the owners thereof (other than for an owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code) or would not be in the absence of such mandatory redemption.  No determination by any court or administrative agency will be considered final unless the Company has received timely notice of and has had an opportunity to participate in the proceeding which resulted in such determination.  The Bonds of this series will be redeemed, either in whole or in part (but if in part by lot or in such other random manner as the Trustee in its discretion may determine), in such principal amount that the interest payable on such Bonds remaining outstanding after such redemption would not under Section 103 of the 1954 Code be included in the gross income of any owner thereof (other than for an owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code).

Any such redemption, either in whole or in part, shall be made upon not less than twenty-five (25) days' nor more than sixty (60) days' prior notice as provided in the Indenture, and shall be made in the manner and under the terms and conditions provided in the Indenture.  On the date designated for redemption, notice having been given and moneys for payment of the redemption price and accrued interest being held by the Trustee or by the paying agents, all as provided in the Indenture, the Bonds or portions of Bonds of this series so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds of this series or such portions thereof on such date, interest on such Bonds of this series or such portions thereof so called for redemption shall cease to accrue, such Bonds of this series or such portions thereof so called for redemption shall cease to be entitled to any benefit or security under the Indenture, and the registered owners thereof shall have no rights in respect of such Bonds of this series or such portions thereof so called for redemption or in respect of the Indenture except to receive payment of the redemption price and accrued and unpaid interest thereon so held by the Trustee or by the paying agents.  If a portion of this Bond shall be called for redemption, a new registered Bond of this series without coupons in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

With respect to notice of redemption of any Bonds at the option of the Issuer (at the written direction of the Company pursuant to Section 4.9 of the Agreement), unless moneys sufficient to pay the principal of and interest on any such Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice, such notice may state that said redemption shall be conditioned upon the receipt of such moneys by the Trustee on or prior to the date fixed for such redemption.  If such moneys shall not have been so received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice to the owners of all Bonds which were to have been redeemed, in the manner in which the notice of redemption was given, that such moneys were not so received.

The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds then Outstanding under the Indenture may become or may be declared due and payable before the stated maturity thereof, together with the interest accrued thereon.

Modifications or alterations of the Indenture or any trust indenture supplemental thereto or of the Agreement may be made only to the extent and in the circumstances permitted by the Indenture.

The transfer of this Bond may be registered by the registered owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Trustee, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond.  Upon any such registration of transfer the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new registered Bond or Bonds of this series without coupons, registered in the name of the transferee, of authorized denominations, in aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

This Bond is issued with the intent that the laws of the State of Arkansas shall govern its construction.  As declared by the Act and other applicable laws of the State of Arkansas, this Bond shall have all the qualities and incidents, including negotiability, of an investment security under the Uniform Commercial Code of the State of Arkansas.

All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Indenture until it shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

The Bonds of this series are initially being issued by means of a book entry system with no physical distribution of bond certificates to be made except as provided in the Indenture.  One global bond certificate, registered in the name of the Securities Depository Nominee, is being issued and required to be deposited with the Securities Depository and immobilized in its custody.  The book entry system will evidence positions held in the Bonds of this series by the Securities Depository's participants, and beneficial ownership of the Bonds of this series in the principal amount of $5,000 each and integral multiples thereof being evidenced in the records of such participants.  Notwithstanding anything to the contrary in this Bond and in the Indenture as long as the Bonds of this series remain in a book entry system, (a) transfers of ownership shall be effected on the records of the Securities Depository and its participants pursuant to rules and procedures established by the Securities Depository and its participants, (b) the Issuer, the Company and the Trustee will recognize the Securities Depository Nominee, while the registered owner of this Bond, as the owner of this Bond for all purposes, including payments of principal of and interest on, this Bond, notices and voting, (c) transfer of principal and interest payments to participants of the Securities Depository will be the responsibility of the Securities Depository, and transfer of principal and interest payments to beneficial owners of the Bonds of this series by participants of the Securities Depository will be the responsibility of such participants and other nominees of such beneficial owners and (d) the Issuer, the Company and the Trustee will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by the Securities Depository, the Securities Depository Nominee, its participants or persons acting through such participants.  While the Securities Depository Nominee is the owner of this Bond, notwithstanding the provisions hereinabove contained, payments of principal of and interest on this Bond shall be made in accordance with existing arrangements between the Trustee or its successors under the Indenture and the Securities Depository.

Capitalized terms used herein but not defined herein shall have the meanings given and assigned to such terms in the Indenture and the Agreement.

IN WITNESS WHEREOF, Jefferson County, Arkansas has caused this Bond to be executed in its name and on its behalf by the manual or facsimile signature of its County Judge, and by the manual or facsimile signature of its County Clerk and a facsimile of its seal to be imprinted hereon.

                                        JEFFERSON COUNTY, ARKANSAS

(SEAL)
                                        By
                                                County Judge

ATTEST:

________________________________
County Clerk

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the series designated herein and issued under the provisions of the within mentioned Indenture.

                                                                                                                                                                                                                                                                                                                        SIMMONS FIRST TRUST COMPANY,
                                                                                                                                                                                                                                                                                                                        NATIONAL ASSOCIATION, as Trustee

                                                                                                                                                                                                                                                                                                                        By
                                                                                                                                                                                                                                                                                                                                Authorized Signature

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ___________________________________ (the "Transferor"), hereby sells, assigns and transfers unto __________________________ whose address is _______________________________________________________ and whose social security number (or other federal tax identification number) is:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE ________________________________________________________________
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________ as attorney to register the transfer of the within Bond on the books kept for registration and registration of transfer thereof, with full power of substitution in the premises.

Date:_________________________________

SIGNATURE(S) GUARANTEED BY:

_____________________________________
(Firm or Bank)

_____________________________________
Authorized Signature

Signature(s) guaranteed by a guarantor institution pursuant to Securities and Exchange Commission Rule 17Ad-15 under the Securities Exchange Act of 1934, or such other similar rule as the Trustee may deem appropriate.

NOTICE: No transfer will be registered and no new Bond will be issued in the name of the Transferee, unless that signature(s) to this assignment correspond(s) with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever and name, address and the Social Security Number or federal employee identification number of the Transferee is supplied.

The following abbreviations when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT/TRANS MIN ACT - __________________ Custodian for __________ under
                                                                             (Custodian)                               (Minor)
          Uniform Gifts/Transfers to Minors Act of _________________________.
(State)
Additional abbreviations may also be used though not in list above.

[END OF FORM OF BOND]

WHEREAS, all acts, conditions and things required by the Constitution and laws of the State of Arkansas to happen, exist and be performed precedent to and in connection with the execution and delivery of this Indenture and the Agreement have happened, exist and have been performed as so required, in order to make this Indenture a valid and binding trust indenture for the security of the Bonds in accordance with its terms and in order to make the Agreement a valid and binding agreement in accordance with its terms; and

WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of the Bonds by the holders thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and in order to secure the payment of all Bonds at any time issued and outstanding hereunder and the interest and the redemption premium, if any, thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein contained; the Issuer has executed and delivered this Indenture, will cause the Company to deliver to the Trustee the Company's promissory note dated the date of the initial issuance of the Series 2013 Bonds and will cause the Company to deliver any other of its Notes (as defined in the Agreement) required in connection with the issuance of Additional Bonds (as hereinafter defined), will cause the Company to deliver the First Mortgage Bonds (as defined in the Agreement) to the Trustee in accordance with Section 3.5 of the Agreement to evidence in part payments under the Agreement with respect to the Series 2013 Bonds and will cause the Company to deliver a series of first mortgage bonds to the Trustee to the extent required in connection with the issuance of Additional Bonds; the Issuer does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all rights, title and interests of the Issuer in, to and under such Notes and all payments made and to be made thereunder and all security for the payment of all outstanding Series 2013 Bonds and any Additional Bonds and the interest and the redemption premium, if any, thereon and does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all other rights, title and interests of the Issuer in, to and under the Agreement (including the right to receive the First Mortgage Bonds or any other first mortgage bonds of the Company issued in connection with the issuance of Additional Bonds) and all moneys receivable thereunder (except for payments to be received under Sections 4.3 and 5.3 of the Agreement) as security for the payment of the Bonds as aforesaid and the satisfaction of any other obligation assumed by it in connection with all Bonds Outstanding at any time issued hereunder; provided, however, that all amounts on deposit in the Rebate Fund are not pledged hereunder and do not constitute security for the Bonds;

TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all and singular present and future holders of the Bonds issued and to be issued under this Indenture, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall pay or cause to be paid the principal of, redemption premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, and shall cause the payments to be made into the Bond Fund (as hereinafter defined) as required under Article V hereof or shall provide, as permitted hereby, for the payment thereof pursuant to the provisions of Article VII hereof, and shall perform all the covenants and conditions required of it by this Indenture, and shall pay or cause to be paid to the Issuer, the Trustee and any additional paying agents all sums of money due or to become due to them in accordance with the terms and provisions hereof, then upon such final payments, except as provided in Article VII hereof,  this Indenture and the rights hereby granted shall terminate and the Trustee shall release this Indenture and shall execute such documents to evidence such termination and release as may be reasonably required by the Issuer or the Company; otherwise this Indenture to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of this Indenture, and the Issuer agrees with the Trustee and with the respective holders and owners, from time to time, of said Bonds, or part thereof, as follows:

ARTICLE I

 DEFINITIONS

Section 1.01   Definitions.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the recitals hereto and in the Agreement.

In addition, the following words and phrases shall have the following meanings:

Additional Bonds

"Additional Bonds" means the Bonds authorized to be issued under Section 2.10 of this Indenture.

Authorized Company Representative

"Authorized Company Representative" means the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company or the person or persons at the time designated to act on behalf of the Company by any one of said officers, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by said officer.

Bond Fund

"Bond Fund" means the trust fund created by Section 5.02 of this Indenture.

Bondholder

"Bondholder" or "holder" or "owner of the Bonds" means the person or entity in whose name any Bond is registered.

Bond Registrar

“Bond Registrar” has the meaning set forth in Section 2.05 of this Indenture.

Bonds

"Bonds" means the Series 2013 Bonds authorized to be issued under Section 2.02 of this Indenture and any Additional Bonds.

Code

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

DTC

"DTC" has the meaning set forth in Section 2.11(h) of this Indenture.

Event of Default

"Event of Default" means any occurrence or event described in Section 8.01 of this Indenture.

Facilities

“Facilities" means the pollution control and sewage and solid waste disposal facilities at the Plant which were refinanced, in whole or in part, with the proceeds of the Prior Bonds.

First Mortgage Bonds

"First Mortgage Bonds" means the series of bonds issued and delivered under the First Mortgage Bonds Indenture and held by the Trustee pursuant to Section 3.5 of the Agreement.

First Mortgage Bonds Indenture

"First Mortgage Bonds Indenture" means the Company's Mortgage and Deed of Trust, dated as of October 1, 1944, between the Company and the First Mortgage Bonds Trustee, and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (The Bank of New York Mellon Trust Company, National Association, successor), as Missouri co-trustee, as heretofore and hereafter amended and supplemented, including the Seventy-second Supplemental Indenture, dated as of January 1, 2013, pursuant to which the First Mortgage Bonds will be issued.

First Mortgage Bonds Trustee

"First Mortgage Bonds Trustee" means Deutsche Bank Trust Company Americas (as successor to Guaranty Trust Company of New York).

Government Obligations

"Government Obligations" means (a) direct obligations of the United States of America for the timely payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the timely payment of the principal of and premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Indenture

"Indenture" means this trust indenture and any indenture supplemental hereto.

1954 Code

"1954 Code" means the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

Maturity Date

"Maturity Date" means October 1, 2017.

Outstanding

"Outstanding" or "Bonds Outstanding" or "Bonds then Outstanding" means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

(a) Bonds cancelled after purchase or because of payment at or redemption prior to maturity;

(b) Bonds for the payment or redemption of which all necessary moneys or Government Obligations shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds);  provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, pursuant to the terms hereof, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee;

(c) Bonds in exchange for which, or upon the transfer of which, other Bonds have been authenticated under Section 2.05 of this Indenture; and

(d) Bonds in lieu of which other Bonds have been authenticated under Sections 2.07 and 2.08 of this Indenture.

Person

"Person" means any natural person, firm, partnership, limited liability company, association, corporation, trust or public body.

Plant

"Plant" means the electric generating plant jointly owned by the Company and others located within the boundaries of the Issuer near Redfield, Arkansas and known as the White Bluff Steam Electric Generating Station.

Project

"Project" means the interest of the Company in the Facilities on the respective dates of issuance of (a) the Issuer’s Pollution Control Revenue Bonds, Series 1977 (Arkansas Power & Light Company Project), in the aggregate principal amount of $45,500,000, and (b) the Issuer’s Pollution Control Revenue Bonds, Series 1978 (Arkansas Power & Light Company Project), in the aggregate principal amount of $9,200,000.

Rebate Agreement

"Rebate Agreement" has the meaning set forth in Section 5.09 of this Indenture.

Rebate Fund

"Rebate Fund" has the meaning set forth in Section 5.09 of this Indenture.

Refunding Bonds

“Refunding Bonds” has the meaning set forth in Section 2.10 of this Indenture.

Securities Depository

"Securities Depository" means a recognized securities depository (or its successor or substitute) selected by the Issuer, at the direction of the Company, to act as the securities depository maintaining a book entry system for a particular series of Bonds.

Securities Depository Nominee

"Securities Depository Nominee" means, with respect to a particular series of Bonds and as to any Securities Depository, such Securities Depository or the nominee of such Securities Depository in whose name the Bonds of such series shall be registered on the registration books of the Issuer during the time such series of Bonds are held under a book entry system through such Securities Depository.

Trustee

"Trustee" means the trustee serving as such under this Indenture, including any successor Trustee serving or appointed pursuant to Section 9.05 or 9.08 of this Indenture.

ARTICLE II

THE BONDS

Section 2.01  Authorized Amount of Bonds.   No Bonds may be issued under the provisions of this Indenture except in accordance with this Article II.

Section 2.02  Issuance of Bonds.   There shall be initially issued under and secured by this Indenture Bonds of the Issuer, dated as of the date of their delivery, in the aggregate principal amount of Fifty-Four Million Seven Hundred Thousand & No/100ths Dollars ($54,700,000) for the purpose of currently refunding all of the outstanding Prior Bonds related to the refinancing of the acquisition, construction and equipping of the Project.  Said Bonds shall be designated "Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2013", shall bear interest (calculated on the basis of a year of 360 days and twelve 30-day months) at the rate of One and Fifty-Five One-Hundredths percent (1.55%) per annum, which interest shall be payable semi-annually on the 1st days of April and October in each year, commencing April 1, 2013 (each, an "Interest Payment Date"), and shall mature, subject to prior redemption as hereinafter set forth, on the 1st day of October, 2017.

Section 2.03  Form of Bonds.   The definitive Bonds are issuable as fully registered Bonds without coupons in denominations of $5,000 or any integral multiple thereof.  The definitive Bonds shall be substantially in the form hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

Section 2.04  Details, Execution and Payment.   Each Bond of each series shall be dated as of the date of authentication, and shall bear interest from the latest semi-annual interest payment date to which interest has been paid on the Bonds of such series preceding the date of authentication, unless such date of authentication is an interest payment date to which interest is being paid on the Bonds of such series, in which case it shall bear interest from such date of authentication, provided that Bonds of each series authenticated prior to the first interest payment date of such series shall bear interest from a date specified for such series, which date, in the case of the Series 2013 Bonds, shall be the date of their delivery.

The Bonds shall be executed by the manual or facsimile signature of the County Judge of the Issuer and attested by the manual or facsimile signature of its County Clerk and the seal of the Issuer or a facsimile thereof shall be affixed thereto or imprinted thereon.

All authorized facsimile signatures shall have the same force and effect as manual signatures.

In case any officer whose signature or facsimile signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile signature shall nevertheless be valid and sufficient for all purposes as if such officer had remained in office until such delivery, and also any Bond may be signed by or bear the facsimile signature of such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of delivery of such Bond such persons may not have been such officers.

The principal of, redemption premium, if any, and interest on the Bonds shall be payable on or before the respective dates of payment therefor in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts.  The principal of, and redemption premium, if any, on all Bonds shall be payable at the principal corporate trust office of the Trustee, and payment of the interest on each Bond shall be made by the Trustee on each interest payment date to the person appearing on the registration books for the Bonds hereinafter provided for as the owner thereof, subject to Section 2.11 hereof, by check or draft mailed to such owner at his address as it appears on such registration books; provided however, interest payable at maturity of any Bond shall be payable to the person entitled to receive the principal of such Bond upon the presentation and surrender of such Bond.  Payment of the principal of, and redemption premium, if any, on all Bonds shall be made upon the presentation and surrender of such Bonds as the same shall become due and payable.

The person in whose name any Bond of any series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for the Bonds of such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent there shall be a default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided.  A subsequent record date may be established by the Issuer at the direction of the Company by notice mailed to the Trustee and the holders of the Bonds of the affected series not less than ten days preceding such record date, which record date shall not be less than five nor more than thirty days prior to the subsequent interest payment date.  The term "record date" as used in this Section 2.04 with respect to any regular interest payment date shall mean the fifteenth day of the month immediately preceding such interest payment date, if such interest payment date shall be the first day of a month, or the first day of the month in which such interest payment date shall fall, if such interest payment date shall be the fifteenth day of a month, or, if such day shall be a legal holiday or a day on which banking institutions in New York, New York are authorized by law to close, the immediately preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Section 2.05  Authentication, Registration, Exchange, Transfer and Ownership of Bonds.   Only such of the Bonds as shall have endorsed thereon a certificate of authentication substantially in the form hereinabove set forth, duly executed by the Trustee, shall be entitled to any benefit or security under this Indenture.  No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture.  The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized representative of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time.

Bonds, upon surrender thereof at the principal corporate trust office of the Trustee, together with an assignment duly executed by the owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity, of any denomination or denominations authorized by this Indenture, and bearing interest at the same rate.

The Trustee is hereby appointed as bond registrar (the "Bond Registrar") and as such shall keep books for the registration and for the registration of transfer of Bonds as provided in this Indenture.

The transfer of any Bond may be registered only upon the books kept for the registration and registration of transfer of Bonds upon surrender thereof to the Bond Registrar together with an assignment duly executed by the owner or his attorney or legal representative in such form as shall be satisfactory to the Bond Registrar.  Upon any such registration of transfer, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new Bond or Bonds, registered in the name of the transferee, of any denomination or denominations authorized by this Indenture in an aggregate principal amount equal to the principal amount of such Bond of the same series and maturity and bearing interest at the same rate.

In all cases in which Bonds shall be exchanged or the transfer of Bonds shall be registered hereunder, the Issuer shall execute and the Trustee shall authenticate and deliver at the earliest practicable time Bonds in accordance with the provisions of this Indenture.  All Bonds surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee.  The Issuer or the Trustee may make a charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or registration of transfer, and such charge shall be paid before any such new Bonds shall be delivered.

As to any Bond, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of, redemption premium, if any, or interest on any such Bond shall be made only to or upon the order of the owner thereof or his legal representative.  All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond, including the interest thereon, to the extent of the sum or sums so paid.  Neither the Issuer, the Trustee, the Company nor the Bond Registrar shall be affected by any notice to the contrary.

Section 2.06  Delivery of Series 2013 Bonds; Application of Proceeds.

    (a) Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and upon written direction of the Issuer, the Trustee shall authenticate the Series 2013 Bonds and deliver them to the purchasers thereof against payment therefor as directed by the Issuer as hereinafter in this Section 2.06 provided.

           (b) Prior to the delivery by the Trustee of the Series 2013 Bonds, there shall be delivered to the Trustee:

(i) A copy, certified by the County Clerk of the Issuer, of the order or orders entered by the County Court of the Issuer authorizing, among other things, the execution and delivery of the Agreement and this Indenture and the issuance of the Series 2013 Bonds.

(ii) An executed counterpart of the Agreement, this Indenture, and the Supplemental Indenture pursuant to which the First Mortgage Bonds will be issued.

(iii) A certificate of the Company stating that the Company has approved the issuance of the Series 2013 Bonds, including the terms, manner of issuance, purchase price and disposition of the proceeds thereof.

(iv) A request and authorization to the Trustee on behalf of the Issuer, signed by the County Judge of the Issuer, to authenticate and deliver the Series 2013 Bonds to the purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization.

(v) A Note relating to the Series 2013 Bonds duly executed on behalf of the Company and assigned to the Trustee.

(vi) An opinion of nationally recognized counsel experienced on the subject of municipal bonds that the interest on the Series 2013 Bonds is excludable from gross income for federal income tax purposes, except for interest on any Series 2013 Bond for any period during which it is held by a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code.

(vii) A copy of the request filed by the Company with the Issuer for the redemption of all of the outstanding Prior Bonds.

(viii) The First Mortgage Bonds against receipt thereof by the Trustee.

       (c) Upon the initial issuance and delivery of the Series 2013 Bonds, the Trustee shall deposit the proceeds from the sale of the Series 2013 Bonds with the Prior Trustee, which proceeds shall be applied, together with other moneys of the Company, solely to the redemption of all of the outstanding Prior Bonds within ninety (90) days after the date of initial issuance of the Series 2013 Bonds.

Section 2.07 Temporary Bonds.   Until definitive Bonds are ready for delivery, there may be executed, and upon request of the Issuer, the Trustee shall authenticate and deliver, in lieu of definitive Bonds and subject to the same limitations and conditions, temporary printed, engraved, lithographed or typewritten Bonds, in the form of registered Bonds without coupons in the denomination of $5,000 or any integral multiple thereof, substantially of the tenor hereinabove set forth and with such appropriate omissions, insertions and variations as may be required.

Until definitive Bonds are ready for delivery, any temporary Bond may be exchanged at the principal corporate trust office of the Trustee, without charge to the holder thereof, for an equal aggregate principal amount of temporary Bonds of like tenor, of the same series and maturity and bearing interest at the same rate.

If temporary Bonds shall be issued, the Issuer shall cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at its principal corporate trust office of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor at the principal corporate trust office of the Trustee, without charge to the holder thereof, a definitive Bond or Bonds of an equal aggregate principal amount, of the same series and maturity and bearing interest at the same rate as the temporary Bond surrendered.  Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefit and security of this Indenture as the definitive Bonds to be issued and authenticated hereunder.

Section 2.08  Mutilated, Destroyed or Lost Bonds.   In case any Bond secured hereby shall become mutilated or be destroyed or lost, the Issuer shall cause to be executed, and the Trustee shall authenticate and deliver, a new Bond of like date and tenor in exchange and substitution for and upon the cancellation of such mutilated Bond, or in lieu of and in substitution for such Bond destroyed or lost, upon the holder's paying the reasonable expenses and charges of the Issuer and the Trustee in connection therewith and, in the case of a Bond destroyed or lost, his filing with the Trustee evidence satisfactory to it that such Bond was destroyed or lost, and of his ownership thereof, and furnishing the Issuer and the Trustee indemnity and/or security satisfactory to them.

Section 2.09  Destruction of Bonds.   All Bonds paid, redeemed or purchased, either at or before maturity, shall be cancelled upon the payment, redemption or purchase of such Bonds and shall be delivered to the Trustee when such payment, redemption or purchase is made.  All Bonds cancelled under any of the provisions of this Indenture shall be destroyed, in accordance with applicable law, by the Trustee, which shall execute a certificate in triplicate describing the Bonds so destroyed, and one executed certificate shall be filed with the Issuer and one with the Company and the other executed certificate shall be retained by the Trustee.

Section 2.10  Additional Bonds.   Additional Bonds may be issued under and secured by this Indenture at one time or from time to time, in addition to the Series 2013 Bonds and, subject to the conditions hereinafter provided in this Section 2.10, for the purpose of providing funds for refunding any of the Bonds then Outstanding, including the payment of any redemption premium thereon, interest to accrue to the selected redemption date, any serial maturities to become due prior to the selected redemption date and any expenses in connection with such refunding (any such Additional Bonds to be identified as "Refunding Bonds").  Before any Additional Bonds shall be issued under the provisions of this Section 2.10, the County Court of the Issuer shall enter an order authorizing the issuance of such Additional Bonds, fixing the amount thereof and designating the Bonds Outstanding to be refunded with the proceeds of such Additional Bonds.  Such Additional Bonds shall be designated, shall be stated to mature on such date or dates and in such year or years, shall bear interest, payable on such dates, at such rate or rates not exceeding the maximum rate then permitted by law, and may be made redeemable at such times and prices (subject to the provisions of Article III of this Indenture), as all may be provided by the resolution authorizing the issuance of such Additional Bonds.  Except as to any difference in the date, the maturity or maturities, the rate or rates of interest or the provisions for redemption by sinking fund or otherwise, or as otherwise provided in the Agreement with regard to credit enhancement, if any, or additional first mortgage bonds of the Company to secure payments under the Agreement with respect to such Additional Bonds, if any, such Additional Bonds shall be on a parity with and shall be entitled to the same benefit and security of this Indenture as the Series 2013 Bonds.

Such Additional Bonds shall be executed substantially in the form and manner hereinabove set forth, with such appropriate variations, omissions and insertions as indicated in the preceding paragraph, and shall be deposited with the Trustee for authentication, but before such Additional Bonds shall be authenticated and delivered by the Trustee, there shall be delivered to the Trustee the following:

(a) A copy, certified by the County Clerk of the Issuer, of the order or orders entered by the County Court of the Issuer authorizing the issuance of such Additional Bonds in the amount specified therein, authorizing the acceptance and assignment of a Note relating to such Additional Bonds, and providing for the application of the proceeds thereof.

(b) A certificate of the Company stating that the Company has approved the issuance of such Additional Bonds, including the terms, manner of issuance, purchase price and disposition of the proceeds thereof, and the terms and conditions of any supplement to this Indenture entered into in connection with such Additional Bonds.

(c) An executed counterpart of any amendment to the Agreement and any supplement to this Indenture in connection with such Additional Bonds and, if applicable, credit enhancement or the delivery of a series of first mortgage bonds by the Company to secure payments under the Agreement with respect to such Additional Bonds.

(d) An opinion of nationally recognized counsel experienced on the subject of municipal bonds that the issuance of such Additional Bonds and the application of the proceeds of such Additional Bonds to the purpose or purposes described in the order or orders mentioned in clause (a) of this Section 2.10 will not result in the interest on any Bonds theretofore issued under this Indenture and then Outstanding or any portion thereof becoming included in gross income for federal income tax purposes, except for interest on any such Bond held by a "substantial user" of the Facilities or a "related person" as defined in Section 103(b)(13) of the 1954 Code (or any applicable successor provision of law).

(e) A Note relating to such Additional Bonds duly executed on behalf of the Company and assigned to the Trustee.

(f) A copy of the request filed by the Company with the Issuer for the refunding of such Bonds Outstanding, and a certified copy of the order or orders of the County Court of the Issuer with respect to such refunding.

(g) If applicable, a series of the Company's first mortgage bonds to secure payments under the Agreement with respect to such Additional Bonds and an executed counterpart of a supplemental indenture under the First Mortgage Bonds Indenture relating to such first mortgage bonds.

(h) If applicable, credit enhancement for such Additional Bonds.

(i) Written direction of the Issuer to the Trustee to authenticate such Additional Bonds.

Section 2.11  Book Entry System.

(a) Notwithstanding anything to the contrary herein, so long as a series of Bonds is being held under a book entry system, transfers of beneficial ownership of the Bonds of such series will be effected pursuant to rules and procedures established by the Securities Depository.

(b) As long as a book entry system is in effect for a series of Bonds, the Securities Depository Nominee will be recognized as the holder of the Bonds of such series for the purposes of (1) paying the principal of, redemption premium, if any, or interest on such Bonds, (2) if Bonds of such series are to be redeemed in part, selecting the portions of such Bonds to be redeemed, (3) giving any notice permitted or required to be given to holders under this Indenture, (4) registering the transfer of such Bonds, and (5) requesting any consent or other action to be taken by the holders of such Bonds, and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary.

(c) Neither the Trustee nor the Issuer shall have any responsibility or obligation to any participant, any beneficial owner or any other person claiming a beneficial ownership in any Bonds which are registered to a Securities Depository Nominee under or through the Securities Depository with respect to any action taken by the Securities Depository and the Securities Depository Nominee, as holder of such Bonds.

(d) The Trustee shall pay all principal of, redemption premium, if any, and interest on Bonds issued under a book entry system, only to the Securities Depository, or the Securities Depository Nominee, as the case may be, for such Bonds, pursuant to a letter of representations or similar agreement with the Securities Depository and all such payments shall be valid and effectual to fully satisfy and discharge the obligations with respect to the principal of, redemption premium, if any, and interest on such Bonds.  The Issuer and the Trustee acknowledge that the terms and provisions of such letter of representations or similar agreement shall govern in the event of any inconsistency between the provisions of this Indenture and such letter of representations or similar agreement.

(e) In the event that the Issuer determines, at the direction of the Company, to discontinue the book entry system of transfer for a series of Bonds, or that the interests of the beneficial owners of the Bonds of such series may be adversely affected if the book entry system is continued, then the Issuer shall notify the Securities Depository and the Trustee of such determination.  In such event, the Issuer shall execute and the Trustee shall authenticate, register and deliver physical certificates in authorized denominations for Bonds of such series in exchange for the Bonds registered in the name of the Securities Depository Nominee, at the expense of the Company, to such Persons, and in such maturities and principal amounts, as may be designated by the Securities Depository, but without any liability on the part of the Issuer, the Company or the Trustee for the accuracy of such designation; provided, in addition, that any Bonds of such series shall be in registered form within the meaning of Section 149(a) of the Code.

(f) In the event that the Securities Depository for a series of Bonds discontinues providing its services, the Issuer, at the direction of the Company, shall either engage the services of another Securities Depository or deliver physical certificates in the manner described in clause (e) above; provided, in addition, that any Bonds of such series shall be in registered form within the meaning of Section 149(a) of the Code.

(g) In connection with any notice or other communication to be provided to the holders of a series of Bonds by the Issuer or by the Trustee with respect to any consent or other action to be taken by the holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository Nominee notice of such record date not less than fifteen (15) days in advance of such record date to the extent possible.

(h) The Series 2013 Bonds shall be issued initially in the form of one global certificate, without coupons, in the aggregate principal amount of the Series 2013 Bonds, under the book entry system maintained by The Depository Trust Company, New York, New York ("DTC"), as the initial Securities Depository, and shall be registered in the name of Cede & Co., as the initial Securities Depository Nominee for the Series 2013 Bonds.  As long as the Series 2013 Bonds are maintained by DTC under its book entry system, all payments with respect to the principal of and interest on the Series 2013 Bonds and notices to the holders of the Series 2013 Bonds shall be made and given, respectively, to DTC pursuant to a letter of representations with DTC.

ARTICLE III

REDEMPTION OF BONDS BEFORE MATURITY

Section 3.01 Optional Redemption.   The Series 2013 Bonds will not be subject to optional redemption by the Issuer prior to maturity except as set forth in Section 3.02 hereof.

Section 3.02 Extraordinary Optional Redemptions.   The Series 2013 Bonds will be subject to optional redemption by the Issuer, at the written direction of the Company pursuant to Section 4.9 of the Agreement, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to the redemption date if:

(a) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

(b) the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by an order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

The Series 2013 Bonds will also be subject to optional redemption by the Issuer, at the written direction of the Company pursuant to Section 4.9 of the Agreement, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to the redemption date, if the Company shall have consolidated with or merged with or into another corporation, or a limited liability company, partnership or trust, or sold or otherwise transferred all or substantially all of its assets.

In addition, the Series 2013 Bonds will also be subject to optional redemption by the Issuer, at the written direction of the Company, pursuant to Section 4.9 of the Agreement, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to the redemption date, if the Company delivers to the Trustee a written certificate (a) to the effect that (i) by reason of a change in use of the Facilities or any portion or portions thereof, the Company has been unable, after reasonable effort and absent such redemption or a defeasance of the Bonds, to obtain an opinion of nationally recognized counsel experienced on the subject of municipal bonds to the effect that a court, in a properly presented case, should decide that (A) Section 150 of the Code (or successor provision of similar import), does not prevent that portion of the Loan payable under the Agreement and attributable to interest on the Series 2013 Bonds from being deductible by the Company for federal income tax purposes, or (B) the compliance by the Company with the provisions of Treasury Department Regulations Section 1.142-2 (or successor provision of similar import) does not prevent interest on the Series 2013 Bonds from being excludable from gross income (other than for an owner who is a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended (“1954 Code”)) or (ii) the Company has abandoned (or has been determined by the Internal Revenue Service to have abandoned) its interest in the Facilities, (b) specifying that as a result of its inability to obtain such opinion of nationally recognized counsel experienced on the subject of municipal bonds or such abandonment, the Company has elected to prepay amounts due under the Agreement equal to the redemption price of the Series 2013 Bonds (or portion thereof) to be so redeemed, and (c) specifying the principal amount of the Series 2013 Bonds which the Company has determined to be the minimum necessary to be so redeemed in order for the Company to retain its rights to such interest deductions and the interest payable on the Series 2013 Bonds to retain its excludability from gross income under Section 103 of the 1954 Code (other than for an owner who is a “substantial user” of the Facilities or a “related person” as those terms are used and defined in the 1954 Code) (which principal amount of the Series 2013 Bonds will be so redeemed).

Section 3.03 Special Mandatory Redemption.    The Series 2013 Bonds are subject to mandatory redemption, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, or receipt by the Company of an opinion of nationally recognized counsel experienced on the subject of municipal bonds obtained by the Company and rendered at the request of the Company, to the effect that as a result of a failure by the Company to observe any covenant, agreement or representation contained in the Agreement or the Issuer to observe any covenant, agreement or representation in this Indenture, the interest payable on the Series 2013 Bonds is not excludable for federal income tax purposes from the gross income of the owners thereof (other than for an owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code) or would not be in the absence of such mandatory redemption.  No determination by any court or administrative agency will be considered final unless the Company has received timely notice of and has had an opportunity to participate in the proceeding which resulted in such determination.  The Series 2013 Bonds will be redeemed, either in whole or in part, in such principal amount that the interest payable on the Series 2013 Bonds remaining Outstanding after such redemption would not under Section 103 of the 1954 Code be included in the gross income of any owner thereof (other than for an owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code).

Section 3.04 Notice of Redemption.

(a) In the case of an optional redemption by the Issuer, the Issuer, at the written direction of the Company pursuant to Section 4.9 of the Agreement, shall give written notice to the Trustee directing the Trustee to take all action necessary to redeem the outstanding Bonds in whole, or in part, as the case may be, and on a date specified in such notice, which redemption date shall be not less than thirty (30) nor more than ninety (90) days from the date the notice is received by the Trustee.

(b) At least twenty-five (25) days but not more than sixty (60) days before the redemption date of any Bonds, either in whole or in part, the Trustee shall cause a notice of any such redemption to be mailed, first class mail, postage prepaid, to all owners of Bonds to be redeemed in whole or in part at their addresses as they appear on the registration books hereinabove provided for.  Each such notice shall set forth the date fixed for redemption, the redemption price to be paid and, if less than all of the Bonds then Outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed.  In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond in principal amount equal to the unredeemed portion of such Bond will be issued.  Notwithstanding anything to the contrary set forth above, while any Bonds are in book-entry form, any notice of redemption required hereunder shall be given in accordance with the procedures of DTC or any successor or replacement Securities Depository.

(c) With respect to notice of redemption of any Bonds at the option of the Issuer (at the written direction of the Company pursuant to Section 4.9 of the Agreement), unless moneys sufficient to pay the principal of, redemption premium, if any, and interest on any such Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice, such notice may state that said redemption shall be conditioned upon the receipt of such moneys by the Trustee on or prior to the date fixed for such redemption.  If such moneys shall not have been so received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice to the owners of all Bonds which were to have been redeemed, in the manner in which the notice of redemption was given, that such moneys were not so received.

Section 3.05  Effect of Call for Redemption.   On the date so designated for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption for such Bonds or portions of Bonds on such date, and moneys for payment of the redemption price and accrued interest to the redemption date being held by the Trustee in a separate account in the Bond Fund in trust for the holders of the Bonds or portions thereof to be redeemed, all as provided in this Indenture, interest on the Bonds or portions of Bonds so called for redemption shall cease to accrue, such Bonds or portions of Bonds shall cease to be entitled to any benefit or security under this Indenture, and the holder of such Bonds or portions of Bonds shall have no rights in respect thereof or in respect of this Indenture except to receive payment of the redemption price thereof and accrued and unpaid interest to the redemption date.

Section 3.06  Partial Redemption.  (a) In case part but not all of an outstanding Bond shall be selected for redemption, the owner thereof or his attorney or legal representative shall present and surrender such Bond to the Trustee for payment of the principal amount thereof so called for redemption, and the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the order of such owner or his attorney or legal representative, without charge therefor, for the unredeemed portion of the principal amount of the Bond so surrendered, a Bond of the same series and maturity and bearing interest at the same rate.

(b) In addition, if less than all of the Bonds of a series shall be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee by lot or in such other random manner as the Trustee in its discretion may determine.

Section 3.07  Funds in Trust; Unclaimed Funds.   All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside, or deposited with the paying agents, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption, shall be held in trust for the respective holders of such Bonds.  But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of one (1)  year after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company or to such officer, board or body as may then be entitled by law to receive the same, and thereafter the holders of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Issuer and the paying agents shall have no responsibility with respect to such moneys.

ARTICLE IV

GENERAL COVENANTS

Section 4.01  Payment of Principal, Redemption Premium, If Any, and Interest.   The Issuer covenants that it will promptly pay the principal of, redemption premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof, but only from the payments made or to be made under the Agreement, pursuant to the First Mortgage Bonds and pursuant to any Note by the Company specifically pledged herein for such purposes.

Section 4.02  Performance of Covenants; Issuer.   The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto.  The Issuer represents that it is duly authorized under the Constitution and laws of the State of Arkansas, including particularly and without limitation, the Act, to issue the Bonds authorized hereby and to execute this Indenture, to accept, assign and pledge the Notes and the Agreement and the amounts payable under the Notes and to pledge the amounts hereby pledged in the manner and to the extent herein set forth; that it has the authority to direct the Trustee's acceptance of the First Mortgage Bonds; that all action on its part necessary for the issuance of the Series 2013 Bonds, including the execution and delivery of this Indenture and the Agreement, has been duly and effectively taken and that all action on its part necessary for the issuance of any Additional Bonds will be duly and effectively taken; that the Series 2013 Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof; and that any Additional Bonds in the hands of the owners thereof will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

Section 4.03  Instruments of Further Assurance.   The Issuer covenants that, at the direction and expense of the Company, it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better pledging and assigning unto the Trustee of all and singular the rights to payments under the Notes, the Agreement and any other income and other moneys pledged hereby to the payment of the principal of, redemption premium, if any, and interest on the Bonds.  The Issuer further covenants that it will not create or suffer to be created any lien, encumbrance or charge upon the Facilities or any part thereof, the Notes or the Agreement except the lien of this Indenture.

Section 4.04  Recordation.   The Issuer covenants that, at the direction and expense of the Company, it will cause all instruments as may be necessary to perfect and preserve the security interest created by this Indenture to be recorded or filed in such manner and in such places as may be required by law.  Copies of all such instruments shall be provided to the Trustee.  In the event the Issuer fails to record or file such instruments as may be necessary to preserve the security interest created by this Indenture, the Trustee, at the expense of the Company, is authorized to cause such recordings and filings to be made.

Section 4.05  Rights Under Agreement.   The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder; and the Issuer agrees that the Trustee in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

Section 4.06  Designation of Additional Paying Agents.   The Issuer shall cause, at the direction of the Company, the necessary arrangements to be made through the Trustee and to be thereafter continued for the designation of additional paying agents and for providing for the payment of such of the Bonds as shall be presented when due at the principal corporate trust office of the Trustee, or its successor in trust hereunder, or at the principal office of said additional paying agents.  All such funds held by said additional paying agents shall be held by each of them in trust and shall constitute a part of the trust estate and shall be subject to the security interest created hereby.

Section 4.07  Compliance by Issuer.   The Issuer covenants that it will comply with all valid acts, rules, regulations and orders of any legislative, executive, judicial or administrative body applicable to the Facilities and the matters herein provided for.

Section 4.08  Continuing Disclosure.   Pursuant to Section 4.11 of the Agreement, the Company has covenanted and agreed that it will assume all responsibility for compliance with the continuing disclosure requirements set forth in the Undertaking.  Neither the Trustee nor the Issuer shall have any liability to the underwriters of the Bonds, the holders of the Bonds or any other Person with respect to such disclosure matters.  Notwithstanding any other provision of this Indenture, failure of the Company to comply with the Undertaking shall not be considered an Event of Default under this Indenture; however, the Trustee may (and, at the request of the underwriters of the Bonds or the holders of at least twenty-five percent (25%) in aggregate principal amount of Bonds Outstanding, shall) or any Bondholder may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Company to comply with its obligations under Section 4.11 of the Agreement.

ARTICLE V

REVENUES AND FUNDS

Section 5.01  Source of Payment of Bonds.   The Bonds authenticated and delivered hereunder are the obligations of the Issuer, and the Issuer shall make payments hereunder in respect of the principal of, redemption premium, if any, and interest on such Bonds.  Such Bonds are not general obligations of the Issuer or the State of Arkansas or any county, municipality or political subdivision thereof, but are limited special obligations payable solely from revenues and proceeds derived from the Notes, the Agreement, the First Mortgage Bonds and as provided herein.

Section 5.02  Creation of Bond Fund.   There is hereby created and established with the Trustee a trust fund to be designated "Jefferson County, Arkansas Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2013 Bond Fund" (hereinafter referred to as the "Bond Fund").  Moneys deposited therein shall be used to pay the principal of, redemption premium, if any, and interest on the Bonds as provided in this Indenture.

Section 5.03  Payments into the Bond Fund.   There shall be deposited into the Bond Fund, as and when received, (a) all repayments of the Loan and interest thereon made pursuant to the Notes and the Agreement by the Company; (b) all payments, if any, made to the Trustee as holder of the First Mortgage Bonds; and (c) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement which are required, or which are accompanied by directions from the Company that such moneys are, to be paid into the Bond Fund.  The Issuer hereby covenants and agrees that, so long as any of the Bonds are Outstanding, it will deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from revenues derived pursuant to the Notes, the Agreement and the First Mortgage Bonds promptly to meet and pay the principal of, redemption premium, if any, and interest on the Bonds as the same become due and payable; provided, however, that nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than revenues derived pursuant to the Notes, the Agreement and the First Mortgage Bonds.  The Trustee is authorized to receive at any time payments or prepayments from the Company pursuant to the Notes, the Agreement and the First Mortgage Bonds for deposit in the Bond Fund.

Section 5.04  Use of Moneys in the Bond Fund.   Except as provided in this Indenture, moneys deposited into the Bond Fund shall be used solely for the payment of the principal of, redemption premium, if any, and interest on the Bonds.  Upon receipt of a written notice from the Company pursuant to Section 4.9 of the Agreement or in the case of a directed purchase of Bonds, upon the deposit of cash or Government Obligations in the Bond Fund sufficient, together with other amounts available therefor in the Bond Fund, to make the directed purchase of Bonds, the Issuer and the Trustee covenant and agree to take and cause to be taken the necessary steps to redeem or purchase such principal amount of Bonds as specified by the Company in such written notice; provided, however, that any available moneys in the Bond Fund may be used on direction of the Company to redeem a part of the Bonds Outstanding then redeemable or to purchase Bonds for cancellation so long as the Company is not in default with respect to any payments required pursuant to the Notes and the Agreement and to the extent said moneys are in excess of the amount required for payment of the Bonds theretofore matured or called for redemption and interest accrued and payable in respect of such Bonds Outstanding.

Section 5.05  Custody of the Bond Fund.   The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer, and the Issuer hereby authorizes and directs the Trustee to withdraw sufficient funds from the Bond Fund to pay the principal of, redemption premium, if any, and interest on the Bonds as the same become due and payable and to make said funds so withdrawn available to the paying agents hereunder at their principal office, for the purpose of paying said principal, redemption premium, if any, and interest, which authorization and direction the Trustee hereby accepts.

Section 5.06  Non-presentment of Bonds.   In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption or purchase thereof, if funds sufficient to pay such Bond shall have been deposited in the Bond Fund or otherwise made available to the Trustee through deposit therein as provided in Section 5.03 hereof, all liability of the Issuer to the holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds within a separate account, subject to the provisions of Section 3.07 hereof, without liability for interest thereon, for the benefit of the holder of such Bond, which shall thereafter (subject to the provisions of Section 3.07 hereof) be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond.

Section 5.07  Moneys to Be Held in Trust.   All moneys required to be deposited with or paid to the Trustee for the account of the Bond Fund under any provision of this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds or the payment of Bonds including Bonds which are deemed to be paid within the meaning of Section 7.01 hereof, shall, while held by the Trustee, constitute part of the trust estate and be subject to the security interest created hereby.

Section 5.08  Repayment to the Company from the Bond Fund.

 Any amounts remaining in the Bond Fund (other than moneys, if any, set aside as provided in Sections 3.05, 3.07, 5.06 and 7.01 hereof), after payment in full of the Bonds (or provision for payment thereof having been made in accordance with this Indenture), the fees and expenses of the Issuer, the Trustee and any additional paying agent and all other amounts required to be paid hereunder and under the Rebate Agreement (as confirmed in writing to the Trustee), shall be repaid to the Company as provided in Section 6.5 of the Agreement.

Section 5.09  Transfers to Rebate Fund.

 Anything contained in this Indenture to the contrary notwithstanding (a) the "Rebate Fund" established under the Arbitrage Rebate Agreement by and among the Issuer, the Trustee and the Company, dated as of January 1, 2013, and related to the Series 2013 Bonds (the "Rebate Agreement") shall not be considered part of the "trust estate" created or pledged by this Indenture and (b) the Trustee shall be permitted, from time to time, to transfer money on deposit in the Bond Fund to the Rebate Fund established under the Rebate Agreement to satisfy the provisions of the Rebate Agreement.

ARTICLE VI

INVESTMENTS, ETC.
Section 6.01  Investment of Bond Fund Moneys.

 Any moneys held in the Bond Fund shall be invested and reinvested by the Trustee, at the request of, and as orally directed by, the Company, confirmed in writing, in Government Obligations and/or other obligations or securities then permitted by law.  Such investments may be made through the investment department of the Trustee.  Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times to be a part of the Bond Fund and the interest accruing thereon and any profit realized from such investments shall be credited to the Bond Fund and any loss resulting from such investments shall be charged to the Bond Fund.  The Trustee, upon oral direction of the Company confirmed in writing, shall sell and reduce to cash a sufficient amount of such investments whenever the cash balance in the Bond Fund is insufficient to pay the principal of, redemption premium, if any, or interest on the Bonds when due.

Section 6.02  Tax Covenants.

 Neither the Issuer nor the Company will directly or indirectly use or permit the use of any proceeds of the Bonds or of the Facilities or any other funds of the Issuer or the Company, or take or omit to take any action that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds to the extent afforded under the 1954 Code or the Code.  To that end, the Issuer and the Company will also comply with all requirements of the Code and the 1954 Code to the extent applicable to the Bonds.  In the event that at any time the Issuer or the Company is of the opinion that for purposes of this Section 6.02 it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under this Indenture, the Issuer or the Company shall so instruct the Trustee in writing, and the Trustee shall take such action as may be necessary in accordance with such instructions.

The Company, the Issuer and the Trustee covenant to comply with the provisions of the Rebate Agreement as the Rebate Agreement may be amended or supplemented in accordance with its terms, and in compliance therewith, the Issuer hereby agrees to establish with the Trustee a Rebate Fund under the Rebate Agreement, which shall not be a trust fund under this Indenture, and the terms of and provisions governing which shall be set forth in the Rebate Agreement; provided that said compliance shall not be required if the Issuer or the Company delivers to the Trustee an opinion of nationally recognized counsel experienced on the subject of municipal bonds to the effect that compliance is not required to preserve the exclusion from gross income for federal income tax purposes of interest paid on the Bonds.  In the event of any conflict between the provisions of the Rebate Agreement and the provisions of this Indenture, the provisions of the Rebate Agreement shall govern.

The covenants of this Section 6.02 shall survive payment in full or defeasance of the Bonds.  The obligations imposed upon the Company by this Section have been acknowledged and accepted by the Company in Section 4.10 of the Agreement.

ARTICLE VII

RELEASE OF LIEN

Section 7.01  Release of Lien.   If, when any of the Bonds shall have become due and payable in accordance with their terms as provided in this Indenture or shall have been duly called for redemption or irrevocable instructions to call such Bonds for redemption shall have been given by the Issuer to the Trustee, the whole amount of the principal, redemption premium, if any, and interest so due and payable upon such Bonds shall be paid or sufficient cash or Government Obligations non-callable by the issuer thereof, the principal of and the interest on which when due will provide, without investment or reinvestment, sufficient cash, shall be held by the Trustee or the paying agents for such purpose under the provisions of this Indenture, then and in that case such Bonds shall cease to be secured by the lien of this Indenture, and the Trustee in such case, on demand of the Issuer or the Company and at the direction of the Company, shall release the lien of this Indenture with respect to such Bonds and shall execute such documents to evidence such release as may be reasonably required by the Issuer or the Company.

All moneys and obligations held by the Trustee or the paying agents pursuant to this Section shall be held in trust and applied to the payment, when due, of the principal of, redemption premium, if any, and interest on such Bonds.

Notwithstanding the satisfaction and discharge of this Indenture, the rights of the Trustee under Sections 9.02, 9.05 and 9.06 hereof, the obligations of the Trustee under Sections 5.04, 5.06 and 5.07 hereof and the obligations of the Company under Section 6.02 hereof, shall survive, anything in this Indenture to the contrary notwithstanding.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

Section 8.01  Events of Default.   If any of the following events occur, it is hereby defined and declared to be and to constitute an "Event of Default":

(a) failure to pay an installment of interest on any Bond after such interest has become due for a period of sixty (60) days; or

(b) failure to pay when due the principal of, or redemption premium, if any, on any Bond, whether at the stated maturity thereof, or upon unconditional proceedings for redemption thereof, or upon the maturity thereof by acceleration; or

(c) the occurrence of an "event of default" under Section 5.1(c) of the Agreement; or

(d) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer in this Indenture or in the Bonds, and continuance thereof for the period after notice specified in Section 8.13 hereof.

Section 8.02 Acceleration.   Upon the occurrence of an Event of Default described in clause (a) or (b) of Section 8.01 hereof the Trustee may, and, upon the written request of the holders of not less than 25% in aggregate principal amount of Bonds then Outstanding, shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable; and such principal and interest shall thereupon become and be immediately due and payable.

Upon the occurrence and continuance of an Event of Default described in clause (c) of Section 8.01 hereof, and further upon the condition that, in accordance with the terms of the First Mortgage Bonds Indenture, the First Mortgage Bonds shall have become immediately due and payable pursuant to any provision of the First Mortgage Bonds Indenture, the Bonds shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof in writing to the Issuer and the Company.

If, after the principal of the Bonds has been so declared to be due and payable, all arrears of interest and interest on overdue installments of interest (if lawful) at the rate per annum borne by the Bonds and the principal and redemption premium, if any, on all Bonds then Outstanding which shall have become due and payable otherwise than by acceleration, and interest on such principal (if lawful) at the rate per annum borne by the Bonds, and all other sums payable under this Indenture or upon the Bonds, except the principal of, and interest on, the Bonds which by such declaration shall have become due and payable, are paid by the Issuer, and the Issuer also performs all other things in respect of which it may have been in default hereunder and pays the reasonable charges of the Issuer, the Trustee, the Bondholders and any trustee appointed under law, including the Trustee's reasonable attorneys' fees, then, and in every such case, the Trustee shall annul such declaration and its consequences, and such annulment shall be binding upon all holders of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.  The Trustee shall forward a copy of any such annulment notice pursuant to this paragraph to the Issuer and the Company.

Section 8.03  Other Remedies.   If any Event of Default occurs and is continuing, except as otherwise provided in Section 8.12 hereof, the Trustee, before or after declaring the principal of the Bonds immediately due and payable, may enforce each and every right granted to it under the Notes and the Agreement (including as a holder of the First Mortgage Bonds) and any supplements or amendments thereto for the benefit of the Bondholders.  In exercising such rights and the rights given the Trustee under this Article VIII, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 9.01(a) hereof, would best serve the interests of the Bondholders.

Section 8.04  Legal Proceedings by Trustee.   If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the holders of not less than 25% in aggregate principal amount of all Bonds then Outstanding and receipt of indemnity and/or security to its satisfaction shall, in its own name:

(a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders;

(b) bring suit upon the Bonds; or

(c) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

No remedy conferred upon or reserved to the Trustee or to the Bondholders by the terms of this Indenture is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient.

No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

Section 8.05  Right of Bondholders to Direct Proceedings.   Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right, upon providing the Trustee indemnity and/or security to its satisfaction, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law or of this Indenture or unduly prejudice the rights of minority Bondholders.

Section 8.06  Appointment of Receivers.   Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver or receivers of the trust estate with such powers as the court making such appointment shall confer.

Section 8.07  Waiver.   Upon the occurrence of an Event of Default, to the extent that such rights may then lawfully be waived, neither the Issuer, nor the State of Arkansas, nor any political subdivision thereof, nor anyone claiming through or under any of them, shall set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

Section 8.08  Application of Moneys.   All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article VIII shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys (except moneys held in separate accounts by the Trustee pursuant to Sections 3.05, 3.07, 5.06 and 7.01 hereof) in the Bond Fund shall be applied as follows:

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

FIRST: To the payment of all amounts owed the United States of America under the Rebate Agreement;

SECOND: To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

THIRD: To the payment to the persons entitled thereto of the unpaid principal of and redemption premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of all amounts owed the United States of America under the Rebate Agreement and then to the payment of the principal and interest then due upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article VIII then, subject to the provisions of subsection (b) of this Section 8.08 in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of subsection (a) of this Section 8.08.

Whenever moneys are to be applied pursuant to the provisions of this Section 8.08, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.  Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue.  The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Whenever all principal of, redemption premium, if any, and interest on all Bonds have been paid under the provisions of this Section 8.08 and all expenses and charges of the Issuer, the Trustee and any paying agents have been paid and all amounts owed the United States of America under the Rebate Agreement have been paid, any balance remaining in the Bond Fund shall be paid to the Company as provided in Section 5.08 hereof.

Section 8.09  Remedies Vested in Trustee.   All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or proceedings relating thereto; and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds; and any recovery of judgment shall be for the equal and ratable benefit of the holders of the Bonds then Outstanding.

Section 8.10  Rights and Remedies of Bondholders.   No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (a) a default has occurred of which the Trustee has been notified as provided in Section 9.01(h) hereof, or of which by said subsection it is deemed to have notice, (b) such default shall have become an Event of Default and the holders of not less than 25% in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (c) such holders have offered to the Trustee security and/or indemnity as provided in Section 9.01(l) hereof, and (d) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name within a reasonable time; and such notification, request and offer of security and/or indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the holders of all Bonds then Outstanding.  Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of, redemption premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of, redemption premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place, from the source and in the manner in the Bonds expressed.

Section 8.11  Termination of Proceedings.   In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been continued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 8.12  Waivers of Events of Default.   The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of (a) not less than two-thirds in aggregate principal amount of Bonds then Outstanding in respect of which default in the payment of principal and/or interest exists, or (b) more than 50% in aggregate principal amount of all Bonds then Outstanding in the case of any other default; provided, however, that there shall not be waived or rescinded (1) any Event of Default in the payment of the principal of any Bonds then Outstanding when due or (2) any default in the payment when due of the interest on any such Bonds, unless, prior to such waiver or rescission, all arrears of interest, with interest (to the extent permitted by law) at the rate per annum borne by the Bonds in respect of which such default shall have occurred on overdue installments of interest, all arrears of payments of principal, with interest (to the extent permitted by law) at the rate per annum borne by the Bonds, when due, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, or in the case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

The provisions of this Section 8.12 are subject to the condition that any waiver of any "Default" under the First Mortgage Bonds Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under Section 8.01(c) hereof and a rescission and annulment of the consequences thereof, but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

Section 8.13  Notice of Default under Section 8.01(d); Opportunity of Issuer and the Company to Cure Such Default.   Anything herein to the contrary notwithstanding, no default under Section 8.01(d) hereof shall constitute an Event of Default until actual notice of such default by registered or certified mail shall be given to the Issuer and the Company by the Trustee or by the holder or holders of not less than 25% in aggregate principal amount of all Bonds Outstanding (with a copy to the Trustee) and the Issuer and the Company shall have had ninety days after receipt of such notice to correct said default or cause said default to be corrected within the applicable period; provided, however, if said default is such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within the applicable period and diligently pursued until the default is corrected.

With regard to any alleged default concerning which notice is given to the Issuer and the Company under the provisions of this Section 8.13, the Issuer hereby grants the Company full authority for the account of the Issuer to perform any covenant or obligation alleged in said notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

In the event that the Trustee fails to receive any amount when due under the Notes and the Agreement, the Trustee shall immediately give written notice to the Company and the Issuer specifying such failure.

ARTICLE IX

THE TRUSTEE

Section 9.01  Acceptance of the Trusts.   The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

(a) The Trustee, prior to the occurrence of any Event of Default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent corporate trustee would exercise or use under the circumstances in the enforcement of a corporate indenture.

(b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters relating to the trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof.  The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care.  The Trustee shall not be responsible for any loss or damage resulting from any action or inaction in good faith in reliance upon such opinion or advice.

(c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture, or any other instrument required by this Indenture to secure the Bonds, or for insuring the Facilities or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby.

(d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder.  The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if it were not the Trustee.  To the extent permitted by law, the Trustee may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

(e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.  Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon owners of Bonds issued in exchange therefor or in place thereof.

(f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Issuer, signed by its County Judge and attested by its County Clerk, or of the Company, signed by an Authorized Company Representative, as sufficient evidence of the facts therein contained and prior to the occurrence of an Event of Default of which the Trustee has been notified as provided in subsection (h) of this Section 9.01, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.  The Trustee may accept a certificate of the County Clerk of the Issuer under the Issuer's seal to the effect that an order in the form therein set forth has been entered by the County Court of the Issuer as conclusive evidence that such order has been duly entered, and is in full force and effect.

(g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and it shall not be answerable for other than its negligence or willful default.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article IV hereof or the existence of an Event of Default described in Section 8.01(d) hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Issuer or by the holders of at least 25% in aggregate principal amount of Bonds then Outstanding; and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.

(i) Subject to the provisions of the Plant Agreements, at any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to inspect all books, papers and records of the Issuer pertaining to the Facilities and the Bonds.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, which the Trustee in its discretion may deem desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

(l) Before taking any action referred to in Sections 8.02, 8.03, 8.04, 8.10, 8.12 or 9.04 hereof, the Trustee may require that satisfactory security and/or indemnity be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default by reason of any action so taken.

(m) All moneys received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required herein or by law.  Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received hereunder except such as may be mutually agreed upon.

(n) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 9.02  Fees, Charges and Expenses of Trustee   The Trustee shall be entitled to payment and reimbursement for reasonable fees for its services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services.  Upon an Event of Default, but only upon an Event of Default, the Trustee shall have a first lien, with right of payment prior to payment on account of principal of, redemption premium, if any, and interest on any Bond, upon the trust estate for the foregoing fees, charges and expenses incurred by it.

Section 9.03  Notice to Bondholders if an Event of Default Occurs.   If an Event of Default occurs of which the Trustee is by Section 9.01(h) hereof required to take notice or if notice of an Event of Default is given as in Section 9.01(h) provided, then the Trustee shall promptly give written notice thereof by registered or certified mail to each owner of Bonds then Outstanding.

Section 9.04  Intervention by Trustee.   In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the owners of the Bonds, the Trustee may intervene on behalf of the Bondholders and shall do so if requested in writing by the owners of at least 25% of the aggregate principal amount of Bonds then Outstanding.  The rights and obligations of the Trustee under this Section 9.04 are subject to the approval of a court of competent jurisdiction.

Section 9.05  Successor Trustee.   Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.06  Resignation by Trustee.   The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving thirty days' written notice to the Issuer and the Company, served personally or sent by registered or certified mail, and to each owner of Bonds then Outstanding, sent by registered or certified mail, and such resignation shall take effect at the end of such thirty days if a successor Trustee has been appointed at such time pursuant to Section 9.08 hereof, or upon the later appointment of a successor Trustee pursuant to Section 9.08 hereof.

Section 9.07  Removal of Trustee.   The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered (a) to the Trustee and to the Issuer and the Company, and signed by the owners of a majority in aggregate principal amount of Bonds then Outstanding, or (b) to the Trustee and the owners of all Bonds then Outstanding, and signed by the Issuer and the Company.

Section 9.08  Appointment of Successor Trustee Etc.   In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor shall be appointed by the Issuer at the direction of the Company.  The Issuer shall cause notice of such appointment to be given in the same manner as the giving of notices of redemption as set forth in Section 3.04 hereof.  If the Issuer fails to make such appointment promptly, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then Outstanding.  Every such successor Trustee appointed pursuant to the provisions of this Section 9.08 shall be a trust company or bank duly authorized to exercise trust powers and subject to examination by federal or state authorities, in good standing and having a reported capital, surplus and undivided profits of not less than $75,000,000, if there be such an institution willing, qualified and able to accept the trusts upon reasonable and customary terms.

Section 9.09  Concerning Any Successor Trustee.

 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all of the estates, including the First Mortgage Bonds, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor.  Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.  The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article IX, shall be filed and/or recorded by the successor Trustee in each recording office, if any, where this Indenture shall have been filed and/or recorded and the successor Trustee shall bear the cost thereof.

Section 9.10  Successor Trustee as Bond Registrar, Custodian of Bond Fund and Paying Agent.

 In the event of a change of Trustee, the Trustee which has resigned or been removed shall cease to be Bond Registrar, custodian of the Bond Fund and a paying agent for principal of, redemption premium, if any, and interest on the Bonds, and the successor Trustee shall become such Bond Registrar, custodian of the Bond Fund and a paying agent.

Section 9.11  Trustee and Issuer Required to Accept Directions and Actions of Company.

 Whenever, after a reasonable and timely request by the Company, the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any action which the Issuer is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Company as agent of the Issuer may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Indenture.  The Company shall have the right as agent of the Issuer to cause the Trustee to comply with any of the Trustee's obligations under this Indenture to the same extent that the Issuer is empowered so to do.

Certain actions or failures to act by the Issuer under this Indenture may create or result in an Event of Default under this Indenture and the Company, as agent of the Issuer, may to the extent permitted by law perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to prevent or correct said Event of Default and the Trustee shall take or accept such performance by the Company as performance by the Issuer in such event.

The Issuer hereby makes, constitutes and appoints the Company irrevocably as its agent to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section 9.11.

Section 9.12  No Transfer of Notes Held by the Trustee.   Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer the Agreement, the Notes and the First Mortgage Bonds, and the Trustee is authorized to enter into an agreement with the Company to such effect.

Section 9.13  Insurance. The Trustee shall have no duty or responsibility to receive, retain or review any policies of insurance in connection with the Facilities.

ARTICLE X

INDENTURES SUPPLEMENTAL HERETO

Section 10.01  Supplemental Indentures Not Requiring Consent of Bondholders.   The Issuer and the Trustee may, without the consent of, or notice to, any of the Bondholders, enter into such indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

(a) to set forth any or all of the matters in connection with the issuance of Additional Bonds as provided in Section 2.10 hereof;

(b) to cure any ambiguity, defect or omission in this Indenture, or to otherwise amend this Indenture, in such manner as shall not in the opinion of the Trustee impair the security hereof or adversely affect the Bondholders;

(c) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authorities that may lawfully be granted or conferred upon the Bondholders or the Trustee;

(d) to add additional covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer;

(e) to subject to this Indenture additional revenues, properties or collateral;

(f) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

(g) to provide different authorized denominations for the Bonds;

(h) to provide for an uncertificated registration system for the Bonds;

(i) to evidence the succession of a new Trustee hereunder; and

(j) to make such changes as may be necessary to comply with the provisions of the 1954 Code or the Code relating to the exclusion of interest on the Bonds from gross income thereunder or to the deductibility by the Company of interest payments.

Section 10.02  Supplemental Indentures Requiring Consent of Bondholders.   Exclusive of supplemental indentures covered by Section 10.01 hereof and subject to the terms and provisions contained in this Section 10.02, and not otherwise, the holders of not less than 50% in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular way, any of the terms or provisions contained in this Indenture or in any indenture supplemental hereto; provided, however, that nothing in this Section 10.02 contained shall permit, or be construed as permitting (a) a change in the maturity of the principal of or the interest on any Bond issued hereunder, or (b) a reduction in the principal amount of, or redemption premium on, any Bond or Bonds or the rate or rates of interest thereon, or (c) a privilege or priority of any Bond or Bonds then Outstanding over any other Bond or Bonds then Outstanding, or (d) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture or (e) the holder of any Bond then outstanding to be deprived of the lien created by this Indenture, unless, in each case, holders of all Bonds then Outstanding consent to such supplemental indenture.

If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section 10.02, the Trustee shall, upon being satisfactorily secured and/or indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be given in the same manner as the giving of notices of redemption as set forth in Section 3.04 hereof.  Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Bondholders.  If, within sixty days or such longer period as shall be prescribed by the Issuer following the giving of such notice, the holders of not less than 50% in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.  Upon the execution of any such supplemental indenture as in this Section 10.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith and without the necessity for notation on the Bonds then Outstanding.

Anything herein to the contrary notwithstanding, a supplemental indenture under this Article X which affects the rights of the Company shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture.  In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen days prior to the giving of notice of the proposed execution of such supplemental indenture as provided in this Section 10.02. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee does not receive a letter of protest or objection thereto signed by or on behalf of the Company on or before 4:30 P.M., Arkansas time, on the fifteenth day after the Company's receipt of said notice and a copy of the proposed supplemental indenture.

Section 10.03  Trustee Authorized to Join in Supplements; Reliance on Counsel; Required Opinion of Bond Counsel.

 The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture permitted by this Article X and in so doing shall be fully protected by an opinion of counsel, who may be counsel for the Issuer or the Company, that such supplemental indenture is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding supplemental indenture have been done.  In addition, the Trustee may, as a condition of such execution and delivery, obtain an opinion of nationally recognized counsel experienced on the subject of municipal bonds to that effect and to the effect that such action does not adversely affect the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds.  All such opinions shall be provided solely at the Company's expense.

ARTICLE XI

AMENDMENT OF AGREEMENT AND NOTE

Section 11.01  Amendments, Etc., to Agreement Not Requiring Consent of Bondholders.   The Issuer and the Trustee shall, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Agreement and the Notes which may be entered into pursuant to Section 2.10 hereof or in connection with (a) implementation of a requirement of the Agreement or this Indenture, (b) the curing of an ambiguity or formal defect or omission, (c) the substitution or addition of facilities to the Facilities or in connection with identifying of the Facilities more precisely, or (d) any other change which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Bondholders; provided, however, in each such case, that as a condition of such consent, the Trustee may require an opinion of nationally recognized counsel experienced on the subject of municipal bonds to the effect that any such proposed amendment, change or modification is not to the prejudice of the Trustee or the Bondholders (if pursuant to clause (d) hereof), to the effect that any such proposed amendment, change or modification will comply with the provisions of this Article XI and to the effect that such amendment, change or modification does not adversely affect the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds.

Section 11.02  Amendments, Etc., to Agreement Requiring Consent of Bondholders   Except for the amendments, changes or modifications as provided in Section 11.01 hereof, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Agreement or the terms of the Notes without the giving of notice and the written approval or consent of the holders of not less than 50% in aggregate principal amount of the Bonds then Outstanding given and procured as in this Section 11.02 provided.  If at any time the Company or the Issuer, at the direction of the Company, shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement or the terms of the Notes, the Trustee shall, upon being satisfactorily secured and/or indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 10.02 hereof with respect to supplemental indentures.  Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file with the Trustee for inspection by all Bondholders.  In addition, the Trustee may, as a condition to the effectiveness of such proposed amendment, change or modification of the Agreement or the terms of the Notes, obtain an opinion of nationally recognized counsel experienced on the subject of municipal bonds to the effect that any such proposed amendment, change or modification will comply with the provisions of this Article XI and to the effect that such proposed amendment, change or modification does not adversely affect the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds.

Section 11.03  Trustee Authorized to Join in Amendments; Reliance on Counsel.   The Trustee is authorized to join with the Issuer in the execution and delivery of any amendment permitted by this Article XI and in so doing shall be fully protected by an opinion of counsel, who may be counsel for the Issuer or the Company, that such amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.  All of the opinions of counsel required by this Article XI shall be obtained solely at the Company's expense.

ARTICLE XII

MISCELLANEOUS

Section 12.01  Consents, Etc., of Bondholders.  Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing.  Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely: the fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

Section 12.02  Limitation of Rights.  With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be inferred from this Indenture, or the Bonds, is intended or shall be construed to give to any person or company other than the Company, the parties hereto, and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenants, conditions and provisions herein contained.  This Indenture and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the Company, the parties hereto and the holders of the Bonds as herein provided.

Section 12.03  Severability.  If any provision of this Indenture shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

Section 12.04  Notices.  Any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, at Jefferson County Courthouse, 101 West Barraque Street, Pine Bluff, Arkansas 71601, Attention: County Judge; if to the Trustee, at 501 Main Street, Pine Bluff, Arkansas 71601, Attention: Corporate Trust Department; and if to the Company, at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Treasurer.  A duplicate copy of each notice required to be given hereunder by either the Issuer or the Trustee shall also be given to the Company, and a duplicate copy of each notice required to be given hereunder by the Trustee to either the Issuer or the Company shall also be given to the other.  The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 12.05  Trustee as Paying Agent and Bond Registrar.  The Trustee is hereby designated and agrees to act as a paying agent and Bond Registrar for and in respect of the Bonds.

Section 12.06  Payments Due on Saturdays, Sundays and Holidays.  In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be a Saturday, Sunday, or, in the city of payment, a legal holiday or a day on which banking institutions are authorized by law to close, then payment of principal of, redemption premium, if any, and interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

Section 12.07  Counterparts.  This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 12.08  Applicable Provisions of Law.  This Indenture shall be governed by and construed in accordance with the laws of the State of Arkansas.

Section 12.09  Captions.  The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Indenture.

Section 12.10  No Liability of Officers.  No covenant or agreement contained in the Bonds or this Indenture shall be deemed to be a covenant or agreement of any officer, agent or employee of the Issuer in his individual capacity, and neither the members of the governing body of the Issuer nor any official executing the Bonds or this Indenture shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds or the execution and delivery of this Indenture.

Section 12.11 Voting of First Mortgage Bonds.  The Trustee shall, as the holder of the First Mortgage Bonds, attend such meeting or meetings of holders of First Mortgage Bonds issued under the First Mortgage Bonds Indenture or, at its option, deliver its proxy in connection therewith, as it relates to matters with respect to which it is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise, when the consent of the holders of the First Mortgage Bonds issued under the First Mortgage Bonds Indenture is sought without a meeting, the Trustee shall vote as the holder of the First Mortgage Bonds, or shall consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of the holders of all other first mortgage bonds of the Company then outstanding under the First Mortgage Bonds Indenture the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the First Mortgage Bonds Indenture that is correlative to any amendment or modification of this Indenture referred to in Section 10.02 hereof without the prior consent and approval, obtained in the manner prescribed in said Section 10.02, of Bondholders which would be required under said Section 10.02 for such correlative amendment or modification of this Indenture.

For purposes of this Section 12.11, the Trustee may conclusively rely on a bondholder's certificate delivered to the Trustee, signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under the First Mortgage Bonds Indenture, or by the First Mortgage Bonds Trustee in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all first mortgage bonds (other than the First Mortgage Bonds delivered to and held by the Trustee pursuant to this Indenture) outstanding under the First Mortgage Bonds Indenture and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

Any action taken by the Trustee in accordance with the provisions of this Section 12.11 shall be binding upon the Issuer and the Bondholders.

Section 12.12  Surrender of First Mortgage Bonds.  The Trustee shall surrender First Mortgage Bonds to the First Mortgage Bonds Trustee in accordance with the provisions of Section 3.5(d) and (e) of the Agreement.

Section 12.13  Notice to First Mortgage Bonds Trustee.  In the event that a payment on the First Mortgage Bonds shall have become due and payable and shall not have been fully paid after the expiration of the applicable grace period, the Trustee shall immediately give notice thereof to the First Mortgage Bonds Trustee specifying the amount of funds required to make such payment. In the event that the Bonds (or any portion thereof) are to be redeemed pursuant to any provisions of this Indenture requiring mandatory redemption of such Bonds (other than at the direction of the Company), the Trustee shall forthwith give notice thereof to the First Mortgage Bonds Trustee specifying the principal amount of Bonds so to be redeemed and the redemption date therefor. Any such notice given by the Trustee shall be signed by its President, a Vice President or a Trust Officer thereof. The Trustee shall incur no liability for failure to give any such notice and such failure shall have no effect on the obligations of the Company on the First Mortgage Bonds or on the rights of the Trustee or of the bondholders.

IN WITNESS WHEREOF, Jefferson County, Arkansas has caused these presents to be signed in its name and behalf by its County Judge, and its official seal to be hereunto affixed and attested by its County Clerk, and to evidence its acceptance of the trusts hereby created Simmons First Trust Company, National Association, as Trustee, has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, all as of the day and year first above written.

                                  JEFFERSON COUNTY, ARKANSAS

(SEAL)
                                  By /s/ Dutch King
                                       County Judge

ATTEST:

    /s/ Patricia Royal Johnson
County Clerk

                                  SIMMONS FIRST TRUST COMPANY,
                                  NATIONAL ASSOCIATION, as Trustee

(SEAL)
                                  By /s/ Glenda L. Dean
                                       Corporate Trust Officer